Exhibit 11

               General DataComm Industries, Inc. and Subsidiaries
                       Calculation of Earnings per Share
                      (In thousands except per share data)




                                     Three months ended       Nine months ended
                                         June 30,                   June 30,
                                     1996         1995        1996         1995
- -------------------------------------------------------------------------------
Primary earnings per share:
  Weighted average number of
   common shares outstanding         20,797     20,332       20,656     19,562
  Assumed exercise of certain
   stock options                          -         -             -          -
- -------------------------------------------------------------------------------
                                     20,797     20,332       20,656     19,562
- -------------------------------------------------------------------------------
Net loss                            ($7,767)  ($16,598)    ($12,314)  ($22,436)
- -------------------------------------------------------------------------------
Loss per share                       ($0.37)    ($0.82)      ($0.60)    ($1.15)
===============================================================================
Fully diluted earnings per share:
  Weighted average number of common
   shares outstanding                20,797     20,332       20,656     19,562
  Assumed exercise of certain
    stock options                         -          -            -          -
- -------------------------------------------------------------------------------
                                     20,797     20,332       20,656     19,562
Net loss                            ($7,767)  ($16,598)    ($12,314)  ($22,436)
- -------------------------------------------------------------------------------
Loss per share                       ($0.37)    ($0.82)      ($0.60)    ($1.15)
===============================================================================
                                  -16-